Exhibit 99.2

KAPSTONE/U.S. CORRUGATED A UNIQUE, TRANSFORMATIONAL OPPORTUNITY September 22, 2011 Roger W. Stone Chairman and CEO Matt Kaplan President and Chief Operating Officer Andrea K. Tarbox VP and CFO

Forward Looking Statements Forward-Looking Statements The information in this presentation and statements made during this presentation may contain certain forward-looking statements within the meaning of federal securities laws. These statements reflect management’s expectations regarding future events and operating performance. Risk Factors These forward-looking statements are based on management’s beliefs, assumptions and current expectations and are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented in these forward-looking statements. The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, the ability of KapStone to successfully integrate U.S. Corrugated’s operations and employees, the ability to realize anticipated synergies and cost savings, general economic conditions and industry specific conditions. Non-GAAP Financial Measures During the course of this presentation, certain non-U.S. GAAP financial information will be presented.  A reconciliation of those numbers to U.S. GAAP financial measures is available on the company’s website at KapStonePaper.com under Investors.

3 KAPSTONE TODAY 2 kraft paper mills with 5 paper machines 1.350 million tons of capacity 4 distinct product lines Strong financial performance and balance sheet Excellent company in a positive economic environment Results are at risk in a slow demand environment Risk of high cost mill downtime Risk of declining product pricing Limited organic growth opportunities 3

4 WHAT ARE WE BUYING? KapStone has agreed to acquire a portion of U.S. Corrugated, Inc. (USC) for $330 million in a cash-free, debt-free transaction. Excellent recycled containerboard mill located in Cowpens, SC (annual capacity 240,000 tons) which, in addition to strong current results, may provide countercyclical benefits as OCC pricing declines. 14 box/sheet feeder facilities which are well capitalized, well maintained, and have substantial excess capacity (annual consumption 435,000 tons). Increasing utilization at these facilities will substantially impact results. 6 full line box plants 2 sheet feeders 6 sheet plants Shipments of approximately 6.3 billion square feet 195,000 ton net buyer of containerboard. These outside purchases will provide KS with enhanced flexibility. 4

5 Unique opportunity No other similar system available in US Large, net buyer of containerboard Annual net sales of $423 million in 2010 Strong, long-term customer base resulting from outstanding service, quality and innovation Experienced, engaged workforce Modest, annual maintenance CAPEX of $5 - 6 million A 50,000 ton 5 year containerboard supply agreement 5 What Are We Buying?

6 Mill Full Line Corrugated Plant Sheet Plant Sheet Feeder KAPSTONE/USC LOCATIONS

7 Substantially increase financial performance of under utilized converting facilities Elimination of corporate headquarters redundancies Day 1 cost elimination estimated to be $3 million annually. Within 12 months, estimated total eliminated costs should exceed $8 million. Operational synergies estimated at $8 million per year to be realized in 18 months. Optimize mill system with trades and internal consumption Lower freight, improved trim, better mill mix, and longer runs Purchasing benefits 7 Opportunities at Newly Acquired Plants

8 USC HISTORICAL FINANCIAL INFORMATION 8 12 Months Ended December 31, 2010 6 Months Ended June 30, 2011 Net Sales $ 423.2 $ 221.6 EBITDA $ 36.3 $ 21.8 Day 1 Eliminations $ 3.1 $ 1.5 Adjusted EBITDA $ 39.4 $ 23.3 Year 1 – Other redundancies $ 5.2 $ 2.3 Total Adjusted EBITDA $ 44.6 $ 25.6 CAPEX $ 6 $ 4 $’s in millions Financial Overview

9 9 Purchase Price $ 330,000 Adjusted EBITDA* Multiple (Adjusted for Day 1 Elims.) 7.1X Total Adjusted EBITDA* Multiple (Adjusted for Year 1 Elims.) 6.4X Total Adjusted EBITDA* with Operating Synergies ** 5.6X Purchase Price Summary *Based on annualized YTD June 30, 2011 results ** Operational synergies estimated at $8 million per year to be realized in 18 months $’s in thousands FINANCIAL OVERVIEW

10 FINANCIAL OVERVIEW 10 Combined 6 Months Ended June 30, 2011 KapStone Pro Forma KapStone + USC Combined Change Net Sales $ 422 $ 639 51% EBITDA $ 81 $ 102 26% Diluted EPS $ 0.70 $ 0.83 19% Adjusted EBITDA* $ 83 $ 109 31% Adjusted Diluted EPS* $ 0.73 $ 0.92 26% $’s in millions except EPS *Adjusted to exclude non-cash stock compensation and $4 million pre-tax of non-recurring expenses/redundancies

11 FINANCIAL OVERVIEW 11 FYE December 31, 2010 KapStone Pro Forma KapStone + USC* Combined Change Net Sales $ 783 $ 1,195 53% EBITDA $ 113 $ 148 31% Diluted EPS $ 1.38 $ 1.58 14% Adjusted EBITDA* $ 95 $ 137 44% Adjusted Diluted EPS* $ 0.67 $ 0.99 48% $’s in millions except EPS *Adjusted KapStone to exclude benefits of AFTC, the cellulosic credit, and stock compensation expense. USC adjusted to exclude $8 million pre-tax of non-recurring expenses/redundancies.

12 12 Free Cash Flow for 6 Months Ended June 30, 2011 KapStone Pro Forma KapStone + USC Adjusted EBITDA $ 83 $ 109 Less: CAPEX $ 13 $ 17 Cash Interest $ 1 $ 4 Pre-tax Free Cash Flow $ 69 $ 88 $’s in millions FINANCIAL OVERVIEW

13 FINANCIAL OVERVIEW 13 $525 million senior credit facility with a 5 year term $375 million term loan and $150 million revolving credit facility Accordion provision up to an additional $300 million Amortization: back-ended with 50% bullet at end of term Initial interest rate should be approximately 2.25% Debt to EBITDA leverage ratio at closing will be less than 2.0 times 100% commitment from Bank of America and Barclays $’s in millions SOURCES & USES

14 ACQUISITION RATIONALE Accretive Day 1 Increases exposure to highly desirable containerboard segment Substantial profit improvement opportunities Improve converting results by selling excess capacity Eliminate corporate headquarters redundancies Capture operational synergies Building on positive momentum Mitigates risk of costly mill downtime during slow demand periods as a result of large outside purchases and substantially lower downtime costs at Cowpens, SC mill (recycled mill) 14

15 ACQUISITION RATIONALE Unique, one of a kind opportunity Provides an alternative, logical, lower cost, and lower risk growth path while we continue to pursue sensible mill properties High combined company free cash flow should result in rapid deleveraging Improves risk profile of the company 15

16 THE “NEW, TRANSFORMED” KAPSTONE Increased exposure to highly desirable containerboard segment Significant opportunity to grow revenue and profits by increasing utilization of converting facilities Addition of 2 product lines, corrugated medium and boxes Purchaser of 195 thousand tons of containerboard Pro Forma 2010 combined net sales of approximately $1.2 billion Enhanced profitability throughout the economic cycle as the risk of  costly lack of order downtime is mitigated Modest leverage ratio Day 1 with opportunity to quickly de-lever due to strong free cash flow Alternative, logical growth path in addition to purchasing mill assets Ability to grow in the future due to strong Day 1 balance sheet 16